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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Landry's Restaurants, Inc. 2002 Employee/Rainforest Conversion Plan; the 2002 Employee Agreement No. 1; the 2002 Employee Agreement No. 2; the 2002 Employee Agreement No. 3; the 2002 Employee Agreement No. 4; the 2002 Stock Option Plan; the 2001 Employee Agreement No. 1; the 2001 Employee Agreement No. 2; the 2001 Employee Agreement No. 3; the 2001 Employee Agreement No. 4 and the 2001 Individual Stock Option Agreements and to the incorporation by reference therein of our report dated February 11, 2003 (except with respect to the matter discussed in Note 7 as to which the date is March 26, 2003) (except with respect to Note 7 as to which the date is March 26, 2003), with respect to the consolidated financial statements of Landry's Restaurants, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



/s/ Ernst & Young, LLP
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Houston, Texas
March 31, 2003